Exhibit 10.6

AMENDMENT

TO

LETTER AGREEMENT

THIS AMENDMENT (this “Amendment”), dated as of October 15, 2025, is between CP BF Lending, LLC, a Delaware limited liability company (“Lender”), and Banzai International, Inc., a Delaware corporation (“Borrower”). The Lender and the Borrower may be refereed collectively as the “Parties.”

WHEREAS, the Parties entered into that certain letter agreement dated as of October 10, 2025, but duly executed on October 14, 2025 (the “Letter Agreement”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Letter Agreement;

WHEREAS, the Parties desire to amend the Letter Agreement, such that the number of shares available under the Trading Limit shall not exceed five percent (5%) of the daily composite trading volume of Borrower’s Class A Common Stock as reported by Bloomberg, LP on the Trading Day of the applicable sale or conversion.

WHEREAS, the Parties desire to additionally amend the Letter Agreement, such that Borrower may waive or increase the Trading Limit by delivering written notice of such waiver or increase to Lender.

NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

1. The section titled “Conversion Price Adjustment and Initial Conversion” is hereby amended by replacing it in its entirety with the following:

Conversion Price Adjustment and Initial Conversion

The 2024 CP BF Convertible Note (and related Loan Documents) are hereby amended to reduce the Conversion Price (as defined in the 2024 CP BF Convertible Note) to a price equal to 95% of the price of the Class A Common Stock on the trading day (each a “Trading Day”) immediately preceding delivery of any Conversion Notice, as that term is defined in the 2024 CP BF Convertible Note (the “Conversion Price Adjustment” and the “Adjusted Conversion Price”, respectively), subject to a floor price of $2.50 (the “Floor Price”).

Subject to the conditions set forth herein, Lender shall take commercially reasonable actions to partially convert the Loans into the Registered Shares at the Adjusted Conversion Price, in accordance with the terms of the Loan Agreement as modified herein (the “Initial Conversion”). On any given Trading Day, Lender shall not sell (and shall not be obligated to partially convert the Loans into) Registered Shares in an amount exceeding five percent (5%) of the daily composite trading volume of Borrower’s Class A Common Stock as reported by Bloomberg, LP on the Trading Day of such proposed sale (or conversion) (the “Trading Limit”). Borrower may, in its sole discretion, waive or increase the Trading Limit upon written notice to Lender. Lender shall not be obligated to convert the Loan into Registered Shares if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which Borrower may issue upon conversion of the 2024 CP BF Convertible Note without breaching Borrower’s obligations under the rules or regulations of the NASDAQ Market (the number of shares which may be issued without violating such rules and regulations, including rules related to the aggregate of offerings under NASDAQ Listing Rule 5635(d), the “Exchange Cap”), except that such limitation shall not apply in the event that Borrower (A) obtains the approval of its stockholders as required by the applicable rules of the NASDAQ Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from counsel to Borrower that such approval is not required, which opinion shall be reasonably satisfactory to the Holder.

2. Except as expressly amended by this Amendment, the provisions of the Letter Agreement shall remain in full force and effect.

3. This Amendment may be executed in any number of counterparts, each of which shall be considered an original for all purposes.

4. This Amendment shall extend to and be binding upon the heirs, executors, administrators, successors, and assigns of each of the parties hereto.

5. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.

IN WITNESS WHEREOF, the parties duly executed this Amendment as of the date first set forth above.

BANZAI INTERNATIONAL, INC.

By:
Name:	Dean Ditto
Title:	CFO

CP BF LENDING, LLC

By: CP Business Finance GP, LLC, its manager
By: Columbia Pacific Advisors, LLC, its manager

By:
Name:	Brad Shain
Title:	President